UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2005

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7624

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Sunday, August 21, 2005,  Sirna Therapeutics, Inc. (the “Company”) entered into an offer letter (the “Offer Letter”) with Dennis H. Langer pursuant to which he joined the Board of Directors of the Company.

The material terms of the Offer Letter include (i) a yearly cash payment of $20,000 for each year of service on the Board, which payment may, at Mr. Langer’s option, be received as a fully-vested option to purchase shares of the Company’s common stock with a face value of $60,000; (ii) a payment $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone; (iii) an initial option to purchase 30,000 shares of the Company’s common stock, vesting monthly over the first two years of service; and (iv) an option to purchase 10,000 shares of the Company’s common stock granted on each anniversary of continued service on the Board, vesting monthly over one year. The foregoing summary of the material terms of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer